Exhibit 99.1

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma combined statements of operations have been prepared to reflect the acquisition of Synageva BioPharma Corp. (Synageva) by Alexion Pharmaceuticals, Inc. (Alexion). The unaudited pro forma combined statement of operations combines the historical statements of operations of Alexion and Synageva for the six months ended June 30, 2015 and the year ended December 31, 2014, giving effect to the acquisition and the debt financing as if they had occurred on January 1, 2014. The pro forma balance sheet as of June 30, 2015 is not being presented due to the transactions being reflected in our historical balance sheet in the Form 10-Q for the quarter ended June 30, 2015 filed July 31, 2015. This historical combined financial information has been adjusted to reflect pro forma events that are directly attributable to the acquisition, factually supportable and can be reasonably estimated and are expected to have a continuing impact on the combined results.
The pro forma combined statements of operations have been prepared using the acquisition method of accounting for business combinations under GAAP. The acquisition method of accounting is dependent upon certain valuations and other studies that are in progress. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma combined financial statements and Alexion’s future results of operations and financial position.
The pro forma combined statements of operations do not give effect to the costs of integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the acquisition.
The pro forma combined statements of operations are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations of Alexion would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. The pro forma combined statements of operations should be read in conjunction with the accompanying notes to the pro forma combined statements of operations, the audited consolidated financial statements of Alexion and Synageva contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2014 and the unaudited consolidated financial statements of Alexion contained in the Forms 10-Q for the quarter ended June 30, 2015.

ALEXION PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(in thousands except per share amounts)

	Alexion Pharmaceuticals, Inc.	Synageva BioPharma Corp. (Note 1)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Net product sales	$1,236,316	$—	$—		$1,236,316
Other revenue	227	2,208	—		2,435
Total revenues	1,236,543	2,208	—		1,238,751
Cost of sales	121,406	—	—		121,406
Operating expenses:
Research and development	352,773	125,134	—		477,907
Selling, general and administrative	408,499	113,083	—		521,582
Acquisition-related costs	45,800	62,071	(91,848)	(a)	16,023
Restructuring expenses	23,276	6,866	(17,188)	(b)	12,954
Amortization of purchased intangible assets	—	508	—		508
Total operating expenses	830,348	307,662	(109,036)		1,028,974
Operating income (loss)	284,789	(305,454)	109,036		88,371
Other income and expense:
Investment income	5,110	194	—		5,304
Interest expense	(4,622)	—	(33,391)	(c)	(38,013)
Foreign currency loss	(1,040)	—	—		(1,040)
Other expense	—	(667)	—		(667)
Income (loss) before income taxes	284,237	(305,927)	75,645		53,955
Income tax provision (benefit)	22,699	383	(1,086)	(d)	21,996
Net income (loss)	$261,538	$(306,310)	$76,731		$31,959
Earnings per common share
Basic	$1.30				$0.14	(e)
Diluted	$1.29				$0.14	(e)
Shares used in computing earnings per common share
Basic	200,806				225,632	(e)
Diluted	203,302				227,672	(e)

The accompanying notes are an integral part of these unaudited pro forma combined statements of operations.

ALEXION PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(in thousands except per share amounts)

	Alexion Pharmaceuticals, Inc.	Synageva BioPharma Corp. after reclassifications (Note4)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Net product sales	$2,233,733	$—	$—		$2,233,733
Other Revenue	—	6,492	—		6,492
Total revenues	2,233,733	6,492	—		2,240,225
Cost of sales	173,862	—	—		173,862
Operating expenses:
Research and development	513,782	142,638	—		656,420
Selling, general and administrative	630,209	54,498	—		684,707
Acquisition-related costs	20,295	—	—		20,295
Impairment of intangible assets	11,514	—	—		11,514
Restructuring expenses	15,365	—	—		15,365
Amortization of purchased intangible assets	—	1,489	—		1,489
Total operating expenses	1,191,165	198,625	—		1,389,790
Operating income (loss)	868,706	(192,133)	—		676,573
Other income and expense:
Investment income	8,373	263	—		8,636
Interest expense	(2,982)	—	(79,371)	(c)	(82,353)
Foreign currency loss	(1,990)	—	—		(1,990)
Other expense	—	(238)	—		(238)
Income (loss) before income taxes	872,107	(192,108)	(79,371)		600,628
Income tax provision (benefit)	215,195	540	(28,574)	(d)	187,161
Net income (loss)	$656,912	$(192,648)	$(50,797)		$413,467
Earnings per common share
Basic	$3.32				$1.84	(e)
Diluted	$3.26				$1.82	(e)
Shares used in computing earnings per common share
Basic	198,103				224,228	(e)
Diluted	201,623				227,765	(e)

The accompanying notes are an integral part of these unaudited pro forma combined statements of operations.

ALEXION PHARMACEUTICALS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2014 AND
THE SIX MONTHS ENDED JUNE 30, 2015
(in thousands except per share amounts)

1.Description of the Transactions
On June 22, 2015, Alexion completed the acquisition of Synageva, in a transaction accounted for under the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the assets acquired and liabilities assumed from Synageva were recorded as of the acquisition date at their respective fair values. Synageva's results of operations are included in Alexion’s consolidated financial statements from June 22, 2015.
We acquired all of the outstanding shares of common stock of Synageva for $4,565,485 in cash and 26,125 shares of common stock. We financed the cash consideration with existing cash and $3.7 billion in proceeds from a new credit facility.

2.Basis of Presentation
The unaudited pro forma combined statements of operations have been prepared to reflect the acquisition of Synageva by Alexion. The unaudited pro forma combined statement of operations combines the historical statement of operations of Alexion and Synageva for the six months ended June 30, 2015 and the year ended December 31, 2014, giving effect to the acquisition and the debt financing as if they had occurred on January 1, 2014. This historical combined financial information has been adjusted to reflect pro forma events that are directly attributable to the acquisition, factually supportable and can be reasonably estimated and are expected to have a continuing impact on the consolidated results.
The unaudited pro forma combined statements of operations are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future. The unaudited pro forma combined financial information does not reflect any costs savings the combined company may achieve as a result of the acquisition, the costs to integrate the operations of Alexion and Synageva or the costs necessary to achieve cost savings, operating synergies or revenue enhancements.
Under the acquisition method of accounting, the total fair value of consideration transferred is assigned to the fair value of acquired assets and assumed liabilities and is based on preliminary estimates which are subject to change. The acquisition accounting is dependent upon certain valuations that are currently in progress. Accordingly, the pro forma financial information included in this document are preliminary, have been made solely for the purpose of providing unaudited pro forma financial information and may be revised as additional information becomes available or as additional analyses are performed.

3.Accounting Policies
The unaudited pro forma combined financial statements do not assume any differences in Alexion’s and Synageva’s accounting policies. Alexion is not aware of any differences other than the reclassifications detailed in Note 4 that would have a material impact on the pro forma combined financial statements.

4.Reclassification of Synageva Historical Financial Information
Certain reclassifications have been made to Synageva’s historical financial information to conform to Alexion’s presentation as follows:

Reclassifications included in the unaudited pro forma combined statement of operations

	For the year ended December 31, 2014
(in thousands)	Synageva before reclassification	Reclassifications	Synageva after reclassifications
Royalty revenue	$6,000	$(6,000)	$—
Collaboration and license revenue	492	(492)	—
Other revenue	—	6,492	6,492
Amortization of developed technology	1,489	(1,489)	—
Amortization of purchased intangible assets	—	1,489	1,489
Interest income, net	263	(263)	—
Investment income	—	263	263

5.Calculation of Purchase Price
The aggregate consideration to acquire Synageva consisted of:

Stock consideration	$4,917,849
Cash consideration	4,565,485
Total purchase price	$9,483,334
The following table summarizes the estimated fair values of assets acquired and liabilities assumed:

Cash	$626,217
Inventory	61,710
Other current assets	13,761
In-process research and development (IPR&D)	4,236,000
Other noncurrent assets	278,584
Assets acquired	5,216,272
Deferred tax liability	(179,212)
Other liabilities assumed	(306,795)
Liabilities assumed	(486,007)
Goodwill	4,753,069
Total purchase price	$9,483,334

6.Unaudited Pro Forma Combined Statement of Operations Adjustments
For purposes of preparing these unaudited pro forma combined statements of operations, the following adjustments were assumed for the six months ended June 30, 2015 and the year ended December 31, 2014 (in thousands except per share amounts):

(a)	Reflects non-recurring acquisition-related costs incurred by Alexion and Synageva during the six-months ended June 30, 2015 which were directly attributable to the Synageva acquisition.

(b)	Reflects non-recurring restructuring expenses incurred by Alexion during the six-months ended June 30, 2015 which were directly attributable to the Synageva acquisition.

(c)
Reflects an estimate of additional interest expense calculated based on weighted average rate of 2.23% for the six months ended June 30, 2015 and for the year ended December 31, 2014 based on $3,500,000 in debt incurred to fund the acquisition and $45,492 in debt issuance costs, partially offset by the elimination of Alexion’s interest expense incurred on Alexion’s outstanding debt that was refinanced. A change of 1/8 of a percent (0.125%) in the interest rate assumed for these pro forma purposes would result in a $2,092 and $4,334 change in pro forma interest expense for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively.

(d)
Reflects the estimated tax benefit due to the estimated change in taxable income resulting from the elimination of acquisition and restructuring costs related to the acquisition, offset by additional interest expense following the acquisition. For each pro forma adjustment, the statutory rate for the jurisdiction in which the adjustment is expected to occur was used. The effective tax rate of this adjustment and for the combined company could be materially different based on a number of factors including tax structuring activities, changes in tax law, jurisdictional mix of income and other factors.

(e)
Reflects 26,125 shares issued by Alexion and 266 restricted stock units awarded to Synageva employees in connection with the acquisition, which results in basic and diluted earnings per common share of $0.14 for the six months ended June 30, 2015 and basic and diluted earnings per common share of $1.84 and $1.82, respectively, for the year ended December 31, 2014.